EXHIBIT 10.5 - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

       THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of June 30, 2000, is between INDUSTRIAL HOLDINGS, INC. ("Borrower"), COMERICA BANK-TEXAS ("Agent") and COMERICA BANK-TEXAS, NATIONAL BANK OF CANADA and HIBERNIA NATIONAL BANK (the "Banks").

                                    RECITALS:

      A. Borrower, Banks and Agent have entered into that certain Amended and Restated Credit Agreement (the "Agreement") dated as of June 17, 1999.

      B. Pursuant to the Agreement, Guarantors executed that certain Amended and Restated Guaranty Agreement (the "Guaranty") dated as of June 17, 1999 which guaranteed to Agent the payment and performance of the Obligations.

      C. Borrower, Banks and Agent having as of March 1, 2000 previously amended the Agreement now desire to again amend the Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby. Additionally the following terms defined in the Agreement are here re-defined and from and after the following means:

      "APPLICABLE LENDING OFFICE" means for each Bank, the Lending Office of such Bank (or of an Affiliate of such Bank) designated below its name on the signature pages to the Second Amendment to Amended and Restated Credit Agreement or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent.

      "APPLICABLE MARGIN" means the Base Rate plus THREE (3%) PERCENT.

      "APPLICABLE RATE" means the Base Rate plus the Applicable Margin.

      "COMMITMENT" means, as to each Bank, the obligation of such Bank to make Revolving Advances and issue Letters of Credit hereunder, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages to the Second Amendment to the Amended and Restated Credit Agreement under the heading "Commitment," as the same may be reduced pursuant to Section 2.9 or terminated pursuant to Section 2.9 or 11.2.

      "DEBT SERVICE" means the sum of (a) all aggregate scheduled (as the same may be modified from time to time) principal payments owed by the Borrower and its Subsidiaries other than payments owing to EnSerCo or Trinity Industries, Inc. during the applicable period immediately preceding the date of calculation plus (b) cash Interest Expense for the applicable period immediately preceding the date of calculation, plus (c) all regularly scheduled (as the same may be modified from time to time) payments on account of Capital Lease Obligations that became due and owing during the applicable period immediately preceding the date of calculation.

      "ELIGIBLE ACCOUNTS" means the aggregate of all accounts receivable of the Borrower and the Guarantors that are acceptable to Agent in its sole discretion and satisfy the following conditions: (i) are due and payable within thirty (30) days; (ii) have been outstanding less than ninety (90) days past the original date of invoice; (iii) have arisen in the ordinary course of business from services performed by Borrower or any of the Guarantors to or for the account debtor or the sale by Borrower or any of the Guarantors of goods in which such Person had sole ownership where such goods have been shipped or delivered to the account debtor; (iv) represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower or any of the Guarantors to make such accounts receivable payable by the account debtor; (v) the goods sold which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on a consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (vi) the goods sold which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Agent created by the Loan Documents; (vii) are not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (viii) are subject to a perfected, first priority security interest in favor of Agent and are not subject to any other Lien; (ix) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods sold which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (x) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (xi) are not evidenced by chattel paper or an instrument of any kind; (xii) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State and are not owed by any Person located outside of the United States of America; (xiii) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and (xiv) are not owed by an Affiliate of Borrower. No account receivable owed by an account debtor to Borrower shall be included as an Eligible Account if more than THIRTY-FIVE PERCENT (35%) of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to Borrower and the Guarantors have remained unpaid for more than eighty-nine (89) days from the dates of their original invoices. The amount of any Eligible Accounts owed by an account debtor to Borrower or the Guarantors shall be reduced by the amount of all "contra accounts" and other obligations owed by such Person to such account debtor.

      "ENSERCO" shall mean EnSerCo, L.L.C., a Delaware limited liability company.

      "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuing Bank to issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time issued or outstanding under Article II, in an aggregate amount not to exceed on any date the amount of Ten Million and No/100 Dollars ($10,000,000.00); provided that the Letter of Credit Commitment is a part of the combined Commitments, rather than a separate independent commitment.

      "LOAN DOCUMENTS" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, mortgages and agreements executed and delivered pursuant to or in connection with this Agreement, including the Limited Guaranty Agreement, the Subordination Agreement, the Registration Rights Agreement, the Collateral Assignment of the $3,450,000 OrbitForm Note A and the $3,450,000 OrbitForm Note B, the Collateral Assignment of the Martin and Massey Notes, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

      "SUBORDINATED INDEBTEDNESS" means Debt of the Borrower, the repayment of which is subordinated in a manner and method satisfactory to the Banks but, in no event, shall it include the obligations of the Borrower to EnSerCo.

      "TERMINATION DATE" means 11:00 a.m. Houston, Texas time on January 31, 2001, or such earlier date and time on which the Commitments terminate as provided in this Agreement.

      "TRINITY" means Trinity Industries, Inc., a Delaware corporation.

      Additionally, the following defined terms are hereby DELETED, without replacement, from the Agreement.

      "Eurodollar Advance"
      "Eurodollar Rate"
      "Monthly Payment Date"
      "Reference Bank"

      Additionally, the following defined terms are hereby ADDED to the
Agreement:

      "AGREEMENT TO ACQUIRE OF ACQUISITION, L.P." means that certain Letter Agreement by and between the Borrower and SJMB dated June 30, 2000 and any subsequent agreement, including a partnership interest acquisition agreement relating to the Borrower's acquisition of that portion of OF Acquisition, L.P. it currently does not own.

      "COLLATERAL ASSIGNMENT OF MARTIN AND MASSEY NOTES" shall mean that certain Collateral Assignment of Notes executed as of June 14, 2000 by the Borrower and in favor of the Agent.

      "COLLATERAL ASSIGNMENT OF ORBITFORM NOTE" shall mean that certain Collateral Assignment of Note dated as of June 14, 2000 between Philform, Inc. and the Agent.

      "DEFERRED INTEREST" shall mean the incremental difference between the interest rate that accrued on each Note from January 1, 2000 through the effective date hereof.

      "EXIT FEE" shall mean $275,000.

      "EXTENSION FEE" shall mean $225,000.

      "LIMITED GUARANTY AGREEMENT" shall mean the Limited Guaranty executed by SJMB dated June 15, 2000 and in favor of the Banks.

      "OF ACQUISITION, L.P." shall mean OF Acquisition, L.P., a Texas limited partnership.

      "OPTIONAL CREDIT SUPPORT AGREEMENT" shall mean the Optional Credit Support Agreement executed by SJMB of even date with the Second Amendment and Restated Loan Agreement.

      "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement by and between the Borrower and the Banks relating to the Warrants and dated of even date with the issuance of the first Warrant under
Section 2.7 hereof.

      "REIMBURSEMENT AGREEMENT" means that certain Reimbursement Agreement between the Borrower and SJMB dated on or about the date hereof and relating to the Subordinated Note.

      "SJMB" means SJMB, L.P., a Delaware limited partnership.

      "SJCP" means St. James Capital Partners, L.P. a Delaware limited partnership.

      "SUBORDINATED NOTE" means collectively all subordinated convertible promissory notes issued, pursuant to the Reimbursement Agreement or issued pursuant to the Optional Credit Support Agreement, by the Borrower and payable to SJMB and, if issued, the $3,450,000.00 OrbitForm Note A and the $3,450,000.00 OrbitForm Note B.

      "SUBORDINATION AGREEMENT" means that certain Subordination Agreement between the Borrower and SJMB and the Banks relating to the Subordinated Note and dated of even date with the Second Amendment to the Amended and Restated Loan Agreement.

      "SUBORDINATED PLEDGE AGREEMENT" means that certain Subordinated Pledge Agreement between the Borrower and SJMB relating to the Subordinated Note and dated of even date with the Second Amendment to the Amended and Restated Loan Agreement.

      "SUBORDINATED SECURITY AGREEMENT" means that certain Subordinated Security Agreement between the Borrower and SJMB relating to the Subordinated Note and dated of even date with the Second Amendment to the Amended and Restated Loan Agreement.

      "$3,450,000 ORBITFORM NOTE A" means that certain $3,450,000.00 Subordinated Convertible Promissory Note executed by Industrial Holdings, Inc. and payable to the order of SJMB.

      "$3,450,000 ORBITFORM NOTE B" means that certain $3,450,000.00 Subordinated Convertible Promissory Note executed by Industrial Holdings, Inc. and payable to the order of SJMB.

      "WARRANTS" shall mean the warrants to be issued pursuant to the Lenders granting the holder thereof the right to purchase from the Borrower, and for a period of up to five (5) years, fully paid and validly issued non-assessable shares of the Borrower at a price of $1.40 per share.

      "WEEKLY PAYMENT DATE" shall mean the first Business Day of each calendar week.

                                  ARTICLE II
                                  AMENDMENTS

      2.1 AMENDMENT RE: EURODOLLAR ADVANCES. As a result of the definitional changes set forth above, the interest rate applicable to the current unpaid balance of all Revolving Advances and all future Revolving Advances shall be, until there occurs an Event of Default, the Base Rate plus THREE PERCENT (3%). Accordingly, all references in the Agreement to EURODOLLAR ADVANCES to the extent not otherwise as defined out of the Agreement, are hereby acknowledged by the parties to be meaningless.

      2.2 AMENDMENT TO SECTION 2.4 - INTEREST. Section 2.4 of the Agreement is hereby amended by deleting the following phrase:

      ACCRUED AND UNPAID INTEREST ON THE ADVANCES SHALL BE DUE AND PAYABLE AS
FOLLOWS:

            (a) IN THE CASE OF REVOLVING ADVANCES WHICH ARE BASE RATE ADVANCES, ON EACH MONTHLY PAYMENT DATE AND ON THE TERMINATION DATE;

            (b) IN THE CASE OF EACH REVOLVING ADVANCE WHICH IS AN EURODOLLAR ADVANCE, ON THE LAST DAY OF THE INTEREST PERIOD WITH RESPECT THERETO;

            (c) UPON THE PAYMENT OR PREPAYMENT OF ANY REVOLVING ADVANCE OR THE CONVERSION OF ANY REVOLVING ADVANCE TO A REVOLVING ADVANCE OF ANOTHER TYPE (BUT ONLY ON THE PRINCIPAL AMOUNT SO PAID, PREPAID, OR CONVERTED);

            (d) IN THE CASE OF EACH SWING LINE ADVANCE, ON THE DATE THE OUTSTANDING PRINCIPAL AMOUNT THEREOF IS REQUIRED TO BE REPAID; AND

            (e) ON THE TERMINATION DATE.

      The above phrase is REPLACED by the following:

      Accrued and non-paid interest on the Advances shall be due and payable on the Weekly Payment Date.

      2.3 AMENDMENT TO SECTION 2.5 - BORROWING PROCEDURE. Effective as of the date hereof, Section 2.5 is hereby amended in its entirety to read as follow:

            Section 2.5 BORROWING PROCEDURE . The Borrower shall give the Agent notice by means of an appropriate Advance Request Form for each Revolving Advance which is a Base Rate Advance by at least 12:00 p.m. and for each Swing Line Advance by at least 12:00 p.m., in both cases, Dallas, Texas time on the Business Day of such requested Base Rate Advances. The Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for a Revolving Advance by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Agent. Each Revolving Advance shall be in a minimum principal amount of $50,000.00. Each Swing Line Advance shall be in a minimum principal amount of $50,000.00. The Agent shall promptly notify each Bank of the contents of each such notice. Not later than 2:00 p.m. Dallas, Texas time on the date specified for each Revolving Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Revolving Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Revolving Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. The Swing Line Bank will make each Swing Line Advance available to the Borrower by depositing same, in immediately available funds, in such account referenced above. All notices under this Section required to be made by the Borrower shall be irrevocable and shall be given by the Borrower no later than 10:00 a.m. Dallas, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

      2.4 AMENDMENT TO SECTION 2.6 - CONVERSIONS AND CONTINUATIONS. Section 2.6 of the Agreement entitled "Conversions and Continuations" is hereby deleted in its entirety without replacement but without deletion of the heading "SECTION 2.6."

      2.5 AMENDMENT TO SECTION 2.8 - FEES. Section 2.8 - Fees is hereby amended by adding a new Section (c) thereto to read as follows:

            (c) The Borrower hereby agrees to pay to the Agent for the account of each Bank the Extension Fee and the Exit Fee. The Extension Fee and the Exit Fee shall be payable all as more fully provided in Section 2.20.

      2.6 PAYMENT OF EXTENSION FEE, EXIT FEE AND DEFERRED INTEREST. A new
Section 2.20 entitled "Payment of Extension Fee and Deferred Interest" is added to the Agreement to read as follows:

            Section 2.20 PAYMENT OF EXTENSION FEE, EXIT FEE AND DEFERRED INTEREST. The Borrower and the Banks hereby agree that the Deferred Interest and Extension Fee are currently due and owing. The Borrower and the Banks hereby agree that payment of the Extension Fee, Exit Fee and the Deferred Interest is hereby deferred until the earlier to occur of the following: (i) the sale or refinancing of the GHX Real Property, (ii) the sale by the Borrower or any Subsidiaries of other assets or (iii) the Termination Date. In the event that any sale or refinancing of the GHX Real Property, or the sale of any other asset, does not generate sufficient proceeds to pay the Extension Fee, Exit Fee plus the Deferred Interest in full such amounts received shall be received in partial payment of, at the election of the Banks, either the Extension Fee, Exit Fee or the Deferred Interest.

      2.7 RIGHT TO RECEIVE WARRANTS. A new Section 2.21 entitled "Warrants" is added to the Agreement to read as follows:

            Section 2.21 WARRANTS. In the event that the Extension Fee, Exit Fee and the Deferred Interest are not all repaid in full prior to the date set forth below, the Banks shall be entitled to receive from the Borrower the indicated number of Warrants:

            (a) if not paid on or before August 31, 2000 - 75,000 Warrants;

            (b) if not paid on or before October 30, 2000 - an additional 25,000 Warrants;

            (c) if not paid on or before the Termination Date - an additional 50,000 Warrants.

      If Warrants accrue hereunder, they are to be issued and delivered in the form attached hereto as EXHIBIT C without the necessity of demand by the Banks and within ten (10) days of the date they accrue. Upon the issuance of the first Warrant hereunder, Borrower will also execute and deliver the Registration Rights Agreement in the form attached hereto as EXHIBIT B. Failure to so issue and deliver the Warrants and Registration Rights Agreement shall constitute an Event of Default.

      2.8 AMENDMENT TO SECTION 8.1(B). Effective as of the date hereof, Section 8.1(b) is hereby amended in its entirety to read as follows:

            (b) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within THIRTY (30) days after the end of each of the months of each fiscal year of the Borrower, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings (consolidated only), and cash flow (consolidated only), in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments and without the requirement that there be added such notes and other disclosures routinely added by an accountant preparing audited statements) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein including a description, in such detail as the Banks shall reasonably require, of any variance from any budget previously submitted and such explanatory comments as may be needed to explain such variance;

      2.9 AMENDMENT TO SECTION 8.1(C). Effective as of the date hereof, Section 8.1(c) is hereby amended in its entirety to read as follows:

            Section 8.1(c) CERTIFICATE OF NO DEFAULT. Concurrently with the delivery of each of the financial statements referred to in Subsections 8.1(a) and 8.1(b), a certificate of the chief executive or chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with
      Article X;

      2.10 MENDMENT TO SECTION 8.1. Effective as of the date hereof, Section 8.1 is hereby amended by adding a new Section 8.1(n) to read as follows:

            Section 8.1(n) AUDITS. From time to time, at any time upon the request of the Agent, a report of an independent collateral field examiner (which may or may not be affiliated with the Banks), with respect to the Accounts and Inventory component included in the Borrowing Base. So long as no Event of Default exists hereunder, the Borrower will promptly reimburse the Banks for the lessor of (i) the actual cost of such audit or
      (ii) $5,000.00 per Subsidiary audited for up to four (4) audits of each Subsidiary during each twelve (12) month period. The Banks anticipate conducting their audits once a Fiscal Quarter. Morever, they reserve the right to cluster or spread out the audits during each twelve (12) month period. Upon the occurrence of an Event of Default, all such audits shall be conducted at the sole cost and expense of the Borrower.

      2.11 AMENDMENT CONCERNING BEST EFFORTS TO REFINANCE. A new Section 8.15 entitled "Best Efforts to Refinance" is added to the Agreement to read as follows:

            Section 8.15 BEST EFFORTS TO REFINANCE. The Borrower agrees to use its best efforts to obtain refinancing of the Obligations by promptly initiating negotiations with more than one potential lender. Commencing July 17, 2000, and at the end of each calendar month and at the middle of each calendar month thereafter, the Borrower shall provide the Banks with a written report describing the status of its refinancing efforts.

      2.12 AMENDMENT CONCERNING BEST EFFORTS TO SELL AND/OR REFINANCE GHX REAL PROPERTY. A new Section 8.16 entitled "Best Efforts to Sell and/or Refinance GHX Real Property" is added to the Agreement to read as follows:

            Section 8.16 BEST EFFORTS TO SELL AND/OR REFINANCE GHX REAL PROPERTY. The Borrower agrees to use its best efforts to consummate and close the sale of the GHX Real Property by not later than August 31, 2000. Consistent with the provisions of the Deeds of Trust, the Banks have the right to approve the terms of any such sale. In the alternative, the Borrower agrees to use its best efforts to refinance the indebtedness owing to the Agent (not the Banks) which is secured by the GHX Real Property provided, however, the Agent does not need to approve or agree to such refinancing unless it produces sufficient funds to retire the indebtedness owing to the Agent and secured by the GHX Real Property and generate sufficient additional funds to pay the Extension Fee, Exit Fee and the Deferred Interest.

      2.13 AGREEMENT TO ACQUIRE OF ACQUISITION, L.P. A new Section 8.17 is added to the Agreement to read as follows:

            Section 8.17 AGREEMENT TO ACQUIRE OF ACQUISITION, L.P. Upon the execution of the Second Amendment to the Amended and Restated Credit Agreement, the Borrower will establish the date for a shareholder vote to consider the approval of the Agreement to Acquire OF Acquisition, L.P. The Borrower will use its best efforts to promptly obtain shareholder approval of such agreement and will promptly and efficiently pursue all regulatory approvals. Once the Agreement to Acquire OF Acquisition, L.P. is entered into, the Borrower will not modify or amend such Agreement without the prior written approval of the Banks. The undertaking of this obligation by the Borrower does not represent the Bank's consent to the various terms and conditions of the Agreement to Acquire OF Acquisition, L.P.. As expressly set forth herein, certain payments and provisions of the Agreement to Acquire OF Acquisition, L.P. may not be made or performed without the prior written approval of the Banks.

      2.14 AMENDMENT TO SECTION 9.2 - LIMITATION ON LIENS. Effective as of the date hereof, Section 9.2 - Limitation on Liens is hereby amended by adding the following subsections (g) and (h) thereto to read as follows:

            (g) Liens in the form of the Subordinated Security Agreement and the Subordinated Pledge Agreement; and

            (h) Liens in the form of second liens on any of Borrower's or Subsidiary's real property (other than GHX Real Property located in Houston, Harris County, Texas) provided that the deeds of trust creating the second liens are in form and substance acceptable to the Banks.

      2.15 AMENDMENT TO ARTICLE IX. Article IX is amended by adding a new
Section 9.15 entitled "Limitation on Payment of Related Party Expenses" to read as follows:

            Section 9.15. LIMITATION ON PAYMENT OF RELATED PARTY EXPENSES. The Borrower will not pay any of the expenses related to SJMB's purchase of Belleli Energy until the Exit Fee, the Extension Fee and the Deferred Interest have all been repaid in full and, even after each of those items have been repaid in full, the Borrower shall not make any payment of the expenses related to SJMB's purchase of Belleli Energy if, after taking into account such a payment, an Event of Default would arise hereunder. Additionally, the Borrower shall pay no cash, or any equivalent thereof, as an origination fee, breakup fee, points or other similar expense or consideration in connection with the Agreement to Acquire OF Acquisition, L.P. until the Extension Fee, Exit Fee and the Deferred Interest have been repaid in full. Additionally, no such origination fee, breakup fee, points or other similar expense shall be paid if the payment of the same; without the prior approval of the Banks, would result in an Event of Default hereunder.

      2.16 AMENDMENT TO ARTICLE X - FINANCIAL COVENANTS. The Borrower's obligations to comply with the financial ratios set forth in the Agreement at
Article X is hereby suspended. From and after the date of the Second Amendment to the Amended and Restated Credit Agreement, the Borrower shall be required to comply with, and shall submit monthly financial covenant analysis and statements certifying compliance with the following financial ratios which are here added to Article X and reads as follows:

            Section 10.10. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain at all times Consolidated Tangible Net Worth in an amount equal to not less than ninety percent (90%) of the aggregate of its Consolidated Tangible Net Worth as it exists as of May 31, 2000 plus all consolidated monthly net income generated thereafter. Compliance with this ratio shall be tested monthly beginning June 30, 2000 and commencing with financial results for the month of May, 2000 and on a cumulative basis for the 2000 year to date.

            Section 10.11 CAPITAL EXPENDITURES. The Borrower shall not make or incur, and will not permit any Subsidiary to make or incur, Capital Expenditures, including Capital Lease Obligations, in excess of $3,500,000 for the calendar year 2000. In calculating Capital Expenditures, the Borrower shall not include Capital Expenditures made by its subsidiary Blastco Services Company.

            Section 10.12 EBITDA TO DEBT SERVICE. The Borrower will maintain, in the manner described below, a ratio of EBITDA to Debt Service of not less than 1.25 to 1.0, tested monthly, and calculated in the following manner:

            (i) EBITDA for the month of June, 2000 shall be compared to Debt Service for the month of June, 2000.

            (ii) EBITDA for the months of June and July, 2000 shall be added together and divided by two (2) and compared to Debt Service for the month of July, 2000.

            (iii) EBITDA for the months of June, July and August, 2000 shall be combined and divided by three (3) and compared to Debt Service for the month of August, 2000.

            (iv) Beginning with August, 2000 and thereafter, EBITDA for the preceding three months shall be added together and divided by three (3) and compared to Debt Service for the most recent month for which the ratio is to be calculated.

In the event Borrower fails to comply with any requirements of this Section 10.12, such non-compliance shall not constitute an Event of Default hereunder, if, within ten (10) days after being notified by the Bank of such non-compliance, SJMB makes a capital contribution or loans Subordinated Indebtedness to Borrower that in each case is in an amount which, if added to EBITDA for the period in question, would be sufficient to cure such non-compliance.

            Section 10.13 REVISIONS TO SECTIONS 10.10 THROUGH 10.12 OF THE AGREEMENT. In the event the Banks hereinafter consent to the terms of any sale of Beaird Industries, and after taking into account the effect of any such sale, the Borrower believes future defaults will occur under Section 10.10, 10.11, or 10.12 of the Agreement solely as the result of such sale, the Borrower may request that the Banks reset one or more of those financial ratios. The Banks may condition their consent to any such sale to the Borrower's agreement to the reset of one or more of such ratios.

      2.17 AMENDMENTS TO ARTICLE XI. The following subsections are added to
Section 11.1 which is entitled "Events of Default":

            (p) The Borrower fails to obtain prior to August 15, 2000 new equity and/or debt in form and substance acceptable to the Banks and if debt, subordinate in a fashion acceptable to the Banks, in an aggregate minimum amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00).

            (q) If prior to August 31, 2000 a sufficient majority of the shareholders of the Borrower fail to approve the Agreement to Acquire OF Acquisition, L.P.

            (r) If prior to September 1, 2000 the Borrower has failed to complete the acquisition, on terms acceptable to the Banks, of all of OF Acquisition, L.P.

            (s) Should EnSerCo initiate any legal proceedings in an effort to collect the indebtedness evidenced by the EnSerCo Loan Documents.

            (t) Should the Borrower pay any of the indebtedness evidenced by the EnSerCo Loan Documents or owing to Trinity.

            (u) Should Heller Financial, Inc. declare a default against the Borrower.

            (v) Should the Borrower fail to obtain within 45 days from the date hereof a default waiver from Heller Financial, Inc., in form and substance acceptable to the Banks, waiving all current defaults by the Borrower to Heller Financial, Inc..

      2.18 EVENTS OF DEFAULT WAIVED. The Borrower has disclosed the existence of the Defaults described on EXHIBIT A. As set forth in Section 2.16 hereof the Banks have revised Section 10.10 through 10.12 of the Agreement. The Banks hereby waive their right to pursue remedies for the prior Defaults arising as a result of the Borrower's prior failure to comply with Section 10.1 through 10.6 of the Agreement. The Banks also hereby waive their right to pursue remedies arising as a result of the Borrower's prior failure to comply with the disclosed Defaults under Sections 8.1(a), 8.1(b), 8.1(c), 8.1(f) and 8.14. Furthermore, the Banks waive their right to pursue remedies arising as a result of Borrower's current defaults in the covenants, payment and cross-default provisions of the EnSerCo Loan Documents. Finally, the Banks hereby waive their right to pursue remedies arising as a result of the Borrower's (i) current defaults in the financial covenants and cross-default provisions of the loan documents with Heller Financial, Inc.; and (ii) failure to make payment to Trinity on the Trinity Promissory Note.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

      3.1 CONDITIONS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

      (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent:

            (1) RESOLUTIONS. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower and each Guarantor of this Amendment and the other Loan Documents to which Borrower and each Guarantor is or is to be a party hereunder;

            (2) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower and each Guarantor certifying the names of the officers of Borrower and each Guarantor authorized to sign this Amendment and each of the other Loan Documents to which Borrower and each Guarantor is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

            (3) BYLAWS. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower;

            (4) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation of Borrower and each Guarantor as to the existence and good standing of Borrower and each Guarantor, each dated within ten (10) days prior to the date of this Amendment;

            (5) OPINIONS OF COUNSEL. Opinions of counsel to the Borrower and SJMB in form acceptable to and from counsel to the Banks;

            (6) ADDITIONAL AGREEMENTS. The Banks shall have received and approved executed copies of the Registration Rights Agreement, the Reimbursement Agreement, the Optional Credit Support Agreement and the Agreement to Acquire OF Acquisition, L.P., and the Subordination Agreement and the

      Subordinated Note, all of which shall be satisfactory to the Banks in the exercise of their sole but reasonable discretion;

            (7) ADDITIONAL INFORMATION. Agent shall have received such additional documents, instruments and information as Agent or its legal counsel, Winstead Sechrest & Minick P.C., may request.

      (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;

      (c) Except for as described on EXHIBIT A hereto no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

      (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

      4.1 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Agent agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

      4.2 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default, other than those listed on EXHIBIT A, has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) other than as set forth on EXHIBIT A, Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by any Bank or any closing shall affect the representations and warranties or the right of Banks to rely upon them.

      5.2 REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

      5.3 EXPENSES OF AGENT. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Agent's legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of Agent's legal counsel.

      5.4 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      5.5 APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

      5.6 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Banks and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

      5.7 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      5.8 EFFECT OF WAIVER. No consent or waiver, express or implied, by the Banks to or for any breach of or deviation from any covenant, condition or duty by Borrower or Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      5.9 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      5.10 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      5.11 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

                                    BORROWER:

                                    INDUSTRIAL HOLDINGS, INC., a
                                    Texas corporation

                                    By: __________________________
                                          Michael N. Marsh
                                          President and Chief Financial Officer

                                    ADDRESS FOR NOTICES:

                                    Industrial Holdings, Inc.
                                    7135 Ardmore
                                    Houston, Texas 77054
                                    Fax No.: 713-749-9642
                                    Telephone No.: 713-747-1025
                                    Attention: Mr. Robert E. Cone

                                    AGENT:

                                    COMERICA BANK-TEXAS

                                    By: __________________________
                                          Robin M. Kain
                                          Vice President

                                    ADDRESS FOR NOTICES:

                                    Comerica Bank - Texas
                                    P.O. Box 650282
                                    Dallas, Texas 75265-0282
                                    Fax No.: (214) 969-6416
                                    Telephone No.: (214) 969-6472
                                    Attention: Mr. Gary Orr

                                    WITH A COPY TO:

                                    Comerica Bank - Texas
                                    P.O. Box 650282
                                    Mail Code 6510
                                    Dallas, Texas 75265-0282
                                    Fax No.: (214) 589-4708
                                    Telephone No.: (214) 589-4724
                                    Attention:  Robin M. Kain

                                    BANKS:

Commitment:                         COMERICA BANK-TEXAS
$27,250,000.00

                                    By: __________________________
                                          Robin M. Kain
                                          Vice President

                                    ADDRESS FOR NOTICES:

                                    Comerica Bank - Texas
                                    P.O. Box 650-282
                                    Dallas, Texas 75265-0282
                                    Fax No.: (214) 969-6416
                                    Telephone No.: (214) 969-6472
                                    Attention: Mr. Gary Orr

                                    WITH A COPY TO:

                                    Comerica Bank - Texas
                                    P.O. Box 650282
                                    Mail Code 6510
                                    Dallas, Texas 75265-0282
                                    Fax No.: (214) 589-4708
                                    Telephone No.: (214) 589-4724
                                    Attention:  Robin M. Kain

                                    LENDING OFFICE FOR ADVANCES:

                                    Comerica Bank - Texas
                                    P.O. Box 650282
                                    Mail Code 6510
                                    Dallas, Texas 75265-0282
                                    Fax No.: (214) 589-4708
                                    Telephone No.: (214) 589-4724
                                    Attention:  Robin M. Kain

Commitment:                         NATIONAL BANK OF CANADA, a
$13,650,000.00                      Canadian Chartered Bank

                                    By: __________________________
                                    Name: ________________________
                                    Title: _______________________


                                    ADDRESS FOR NOTICES:

                                    National Bank of Canada
                                    2121 San Jacinto, Suite 1850
                                    Dallas, Texas  75201
                                    Fax No.: (214) 871-2015
                                    Telephone No.: (214) 871-1260
                                    Attention: Mr. Randy Wilhoit

                                    WITH A COPY TO:

                                    National Bank of Canada
                                    125 W. 55th Street
                                    New York, New York  10019
                                    Fax No.: (212) 632-8775
                                    Telephone No.: (212) 632-8711
                                    Attention: Mr. Charles Grant

                                    LENDING OFFICE FOR ADVANCES:

                                    National Bank of Canada
                                    2121 San Jacinto, Suite 1850
                                    Dallas, Texas  75201
                                    Fax No.: (214) 871-2015
                                    Telephone No.: (214) 871-1264
                                    Attention:  Ms. Vickie Leon


Commitment:                         HIBERNIA NATIONAL BANK
$9,100,000.00

                                    By: __________________________
                                            Tammy Angelety
                                            Vice President

                                    ADDRESS FOR NOTICES:

                                    Hibernia National Bank
                                    225 Baronne Street., 10th Fl.
                                    New Orleans, Louisiana 70112
                                    Fax No.: (504) 533-5099
                                    Telephone No.: (504) 533-2045
                                    Attention: Ms. Tammy Angelety

                                    LENDING OFFICE FOR ADVANCES:

                                    Hibernia National Bank
                                    225 Baronne Street., 10th Fl.
                                    New Orleans, Louisiana 70112
                                    Fax No.: (504) 533-5099
                                    Telephone No.: (504) 533-2035
                                    Attention: Ms. Randi Boudreaux

    Guarantors hereby consent and agree to this Amendment and agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms.

       Guarantor:
A & B Bolt and Supply, Inc., a Louisiana corporation
The Rex Group, Inc., a Texas corporation
Rex Machinery Sales, Inc., a Texas corporation d/b/a
  Rex/Paul's Machine/Sales
Rex Machinery Movers, Inc., a Texas corporation
  d/b/a Ideal Products
U.S. Crating, Inc., a Texas corporation (f/k/a Rex
  Export Crating, Inc.)
First Texas Credit Corporation, a Texas corporation
Landreth Engineering Company, a Texas corporation
Pipeline Valve Specialty, Inc., a Texas corporation
  (f/k/a Industrial Municipal Supply Company)
Bolt Manufacturing Co., Inc., a Texas corporation,
  d/b/a Walker Bolt Manufacturing Co., Inc.
LSS-Lone Star-Houston, Inc., a Texas corporation
American Rivet Company, Inc., an Illinois corporation
Manifold Valve Services, Inc., a Delaware
  corporation, d/b/a Rogers Equipment & Supply Company
Philform, Inc., a Michigan corporation
GHX, Incorporated, a Texas corporation
Regal Machine Tool, Inc., a Texas corporation, f/k/a
  Rex Machine Tool, Inc.
WHIR Acquisition, Inc., a Texas corporation, d/b/a Ameritech Fastener
  Manufacturing
Moores Pump and Supply, Inc., a Louisiana
 corporation
GHX, Incorporated of Louisiana, a Louisiana
  corporation
Beaird Industries, Inc., a Delaware corporation
United Wellhead Services, Inc., a Texas corporation

By: ___________________________
Name:    Christine Smith
Title:   Vice President

                                    EXHIBIT A

                           EXISTING EVENTS OF DEFAULT

      The Borrower warrants that it is presently in default of only the following provisions of the Credit Agreement:

 1.   Section 10.1 - CURRENT RATIO

 2.   Section 10.2 - CONSOLIDATED NET WORTH

 3.   Section 10.3 - FUNDED DEBT/EBITDA RATIO

 4.   Section 10.4 - CASH FLOW COVERAGE RATIO

 5.   Section 10.5 - LEVERAGE RATIO

 6.   Section 10.6 - SENIOR SECURED FUNDED DEBT TO EBITDA RATIO

 7. Section 8.1(a) - AUDITED ANNUAL FINANCIAL STATEMENT to be delivered within 90 days of year-end. (1999 calendar year-end only)

 8.   Section 8.1(c) - CERTIFICATE OF NO DEFAULT (1999 calendar year-end only)

 9. Section 8.14 - REPAYMENT OF OTHER EXISTING DEBT. Borrower has not repaid the funded debt of $15,000,000.00 plus accrued interest owed to EnSerCo.

10. Section 8.1(f) - OBLIGATION TO NOTIFY DEFAULTS. Borrower may not have notified Banks of each of the above defaults within five (5) days.

11. Defaults in the covenants, payment and cross-default provisions of the EnSerCo Loan Documents.

12. Defaults in the financial covenants and cross-default provisions of the loan documents with Heller Financial, Inc.

13. Default in the payment to Trinity on the promissory note issued to Trinity (the "Trinity Promissory Note").

14. Section 8.1(b) - QUARTERLY FINANCIAL STATEMENTS. Failure to provide March 31, 2000 financial statements within 45 days of quarter end.